                                                                     Exhibit 4.1
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                              TRANS-LUX CORPORATION


                                       and


                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
                                                         AS TRUSTEE




                               ------------------







                                    INDENTURE

                          DATED AS OF DECEMBER __, 1996




                               ------------------



                                  $27,500,000*

               ____% CONVERTIBLE SUBORDINATED SECURITIES DUE 2006


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



*  Subject to increase up to $31,625,000.

                              CROSS-REFERENCE TABLE

TRUST INDENTURE ACT SECTION               SECTION OF INDENTURE
---------------------------               --------------------
310(a)(1) and (2)...............................  8.10
310(a)(3) and (4)...............................  Not applicable
310(b)..........................................  8.08 and 8.10, 15.03
310(c)..........................................  Not applicable
311(a) and (b)..................................  8.11
311(c)..........................................  Not applicable
312(a)..........................................  2.06
312(b) and (c)..................................  15.07
313(a)..........................................  8.06
313(b)(1).......................................  Not applicable
313(b)(2).......................................  8.06
313(c)..........................................  8.06 and 15.03
313(d)..........................................  8.06
314(a)..........................................  6.10 and 15.03
314(b)..........................................  Not applicable
314(c)(1) and (2)...............................  15.04
314(c)(3).......................................  Not applicable
314(d)..........................................  Not applicable
314(e)..........................................  15.04
314(f)..........................................  Not applicable
315(a), (c) and (d).............................  8.01
315(b)..........................................  8.05; 15.03
315(e)..........................................  7.11
316(a)(1).......................................  7.04 and 7.05
316(a)(2).......................................  Not applicable
316(a) last sentence............................  9.03
316(b)..........................................  7.07
316(c)..........................................  10.02
317(a)..........................................  7.08 and 7.09
317(b)..........................................  2.05
318(a)..........................................  15.06
------------------


         This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
PARTIES..................................................................................................1
RECITALS.................................................................................................1

                                  ARTICLE ONE.

                                  DEFINITIONS.
SECTION 1.01.  Definitions.............................................................................  1
SECTION 1.02.  Other Definitions.......................................................................  8
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.......................................  8
SECTION 1.04.  Rules of Construction...................................................................  9

                         ARTICLE TWO.

        ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
                    EXCHANGE OF SECURITIES.
SECTION 2.01.  Dating; Incorporation of Form in Indenture..............................................  9
SECTION 2.02.  Execution and Authentication............................................................ 10
SECTION 2.03.  Registrar and Agents.................................................................... 11
SECTION 2.04.  Holders to be Treated as Owners; Payment of Interest.................................... 11
SECTION 2.05.  Paying Agent to Hold Money in Trust..................................................... 12
SECTION 2.06.  Securityholder Lists.................................................................... 12
SECTION 2.07.  Transfer and Exchange................................................................... 12
SECTION 2.08.  Mutilated, Destroyed, Lost or Stolen Securities......................................... 13
SECTION 2.09.  Temporary Securities.................................................................... 14
SECTION 2.10.  Cancellation of Securities.............................................................. 14
SECTION 2.11.  Benefits of Indenture Provisions........................................................ 14
SECTION 2.12.  Defaulted Interest...................................................................... 15
SECTION 2.13.  CUSIP Number............................................................................ 15

                        ARTICLE THREE.

                   REDEMPTION OF SECURITIES
SECTION 3.01.  Redemption Prices....................................................................... 15
SECTION 3.02.  Notice of Redemption; Selection of Securities........................................... 15
SECTION 3.03.  Payment of Securities on Redemptions; Deposit of
                     Redemption Price.................................................................. 17

                         ARTICLE FOUR.

                 SUBORDINATION OF SECURITIES.
SECTION 4.01.  Agreement that Securities to Be Subordinate............................................. 18
SECTION 4.02.  Liquidation; Dissolution; Bankruptcy.................................................... 19
SECTION 4.03.  Company Not to Make Payments with Respect to Securities in Certain Circumstances........ 19
SECTION 4.04.  Payment Over of Proceeds in Certain Events.............................................. 20
SECTION 4.05.  No Waiver of Subordination Provisions................................................... 21
SECTION 4.06.  Notice to Trustee of Specified Events; Reliance on
                     Certificate of Liquidating Agent.................................................. 21
SECTION 4.07.  Subrogation............................................................................. 21
SECTION 4.08.  Obligation to Pay Not Impaired.......................................................... 22
SECTION 4.09.  Reliance by Senior Indebtedness on Subordination
                     Provisions........................................................................ 22
SECTION 4.10.  Subordination Not to Be Prejudiced by Certain Acts...................................... 22
SECTION 4.11.  Trustee Authorized to Effectuate Subordination.......................................... 23
SECTION 4.12.  Trustee's Relationship to Senior Indebtedness........................................... 23
SECTION 4.13.  Trustee and Paying Agents Not Chargeable with Knowledge
                     Until Notice...................................................................... 23
SECTION 4.14.  Article Applicable to Paying Agents..................................................... 24
SECTION 4.15.  Trustee's Compensation Not Prejudiced................................................... 24

                         ARTICLE FIVE.

                   CONVERSION OF SECURITIES.
SECTION 5.01.  Conversion Privilege; Conversion Price.................................................. 24
SECTION 5.02.  Manner of Exercising Conversion Privilege............................................... 24
SECTION 5.03.  Fractional Shares....................................................................... 26
SECTION 5.04.  Adjustment of Conversion Price.......................................................... 26
SECTION 5.05.  Certificate Concerning Adjusted Conversion Price........................................ 30
SECTION 5.06.  Notice of Certain Corporate Action...................................................... 30
SECTION 5.07.  Company to Provide Stock................................................................ 31
SECTION 5.08.  Taxes on Conversions.................................................................... 31
SECTION 5.09.  Covenant as to Stock.................................................................... 32
SECTION 5.10.  Provision in Case of Consolidation or Merger............................................ 32
SECTION 5.11.  Trustee's Disclaimer of Responsibility for Certain Matters.............................. 33

                         ARTICLE SIX.

             PARTICULAR COVENANTS OF THE COMPANY.
SECTION 6.01.  Payment of Principal, Premium and Interest.............................................. 33
SECTION 6.02.  Offices for Notices, Payments and Conversions........................................... 33

SECTION 6.03.  Paying Agents........................................................................... 34
SECTION 6.04.  Annual Review Certificate............................................................... 35
SECTION 6.05.  Appointment to Fill a Vacancy in Office of Trustee...................................... 35
SECTION 6.06.  Further Instruments and Acts............................................................ 35
SECTION 6.07.  Payment of Taxes and Assessments........................................................ 35
SECTION 6.08.  Maintenance of Corporate Existence...................................................... 36
SECTION 6.09.  Repurchase Event........................................................................ 36
SECTION 6.10.  SEC Reports............................................................................. 38
SECTION 6.11.  Restricted Payments..................................................................... 38
SECTION 6.12.  Incurrence of Indebtedness and Issuance of Preferred Stock.............................. 38


                        ARTICLE SEVEN.

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT.

SECTION 7.01.  Events of Default....................................................................... 38
SECTION 7.02.  Acceleration............................................................................ 39
SECTION 7.03.  Other Remedies.  ....................................................................... 40
SECTION 7.04.  Waiver of Defaults and Events of Default.  ............................................. 40
SECTION 7.05.  Control by Majority..................................................................... 40
SECTION 7.06.  Limitation on Suits..................................................................... 41
SECTION 7.07.  Rights of Holders to Receive Payment.................................................... 41
SECTION 7.08.  Collection Suit by Trustee.............................................................. 41
SECTION 7.09.  Trustee May File Proofs of Claim........................................................ 42
SECTION 7.10.  Application of Money Collected by Trustee............................................... 42
SECTION 7.11.  Undertaking to Pay Costs................................................................ 43
SECTION 7.12.  Restoration of Rights and Remedies...................................................... 43
SECTION 7.13.  Rights and Remedies Cumulative.......................................................... 43
SECTION 7.14.  Delay or Omission Not Waiver............................................................ 43

                        ARTICLE EIGHT.

                    CONCERNING THE TRUSTEE.
SECTION 8.01.  Duties of Trustee....................................................................... 44
SECTION 8.02.  Rights of Trustee....................................................................... 45
SECTION 8.03.  Individual Rights of Trustee............................................................ 45
SECTION 8.04.  Trustee's Disclaimer.................................................................... 45
SECTION 8.05.  Notice of Defaults...................................................................... 45
SECTION 8.06.  Reports by Trustee to Holders........................................................... 46
SECTION 8.07.  Compensation and Indemnity.............................................................. 46
SECTION 8.08.  Replacement of Trustee.................................................................. 47
SECTION 8.09.  Successor Trustee by Merger, etc........................................................ 48
SECTION 8.10.  Eligibility; Disqualification........................................................... 48
SECTION 8.11.  Preferential Collection of Claims Against Company....................................... 48

                         ARTICLE NINE.

                CONCERNING THE SECURITYHOLDERS.
SECTION 9.01.  Action by Securityholders............................................................... 48
SECTION 9.02.  Proof of Execution by Securityholders, Evidence of Holdings............................. 48
SECTION 9.03.  Company-owned Securities Disregarded.................................................... 49
SECTION 9.04.  Revocation of Consents, Future Holders Bound............................................ 49

                         ARTICLE TEN.

                  SECURITYHOLDERS' MEETINGS.
SECTION 10.01.  Purposes of Meetings................................................................... 49
SECTION 10.02.  Call of Meetings by Trustee............................................................ 50
SECTION 10.03.  Call of Meetings by Company or Securityholders......................................... 50
SECTION 10.04.  Qualifications for Voting.............................................................. 50
SECTION 10.05.  Regulations............................................................................ 51
SECTION 10.06.  Voting................................................................................. 51
SECTION 10.07.  No Delay of Rights by Meeting.......................................................... 52

                        ARTICLE ELEVEN.

                   SUPPLEMENTAL INDENTURES.
SECTION 11.01.  Supplemental Indenture Without Consent of
                      Securityholders.................................................................. 52
SECTION 11.02.  Supplemental Indentures with Consent of Securityholders................................ 53
SECTION 11.03.  Compliance with Trust Indenture Act; Effect of
                      Supplemental Indentures.......................................................... 54
SECTION 11.04.  Notation on Securities................................................................. 54
SECTION 11.05.  Evidence of Compliance of Supplemental Indenture to Be
                      Furnished Trustee................................................................ 54

                        ARTICLE TWELVE.

        CONSOLIDATION, MERGER AND SALE BY THE COMPANY.
SECTION 12.01.  When Company May Merge, Etc............................................................ 55
SECTION 12.02.  Successor Corporation Substituted...................................................... 55

                       ARTICLE THIRTEEN.

                   SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS.
SECTION 13.01.  Discharge of Indenture................................................................. 55
SECTION 13.02.  Deposited Moneys to Be Held in Trust by Trustee........................................ 56
SECTION 13.03.  Paying Agent to Repay Moneys Held...................................................... 56

SECTION 13.04.  Unclaimed Moneys....................................................................... 56
SECTION 13.05.  Reinstatement.......................................................................... 57

                       ARTICLE FOURTEEN.

           IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                    OFFICERS AND DIRECTORS.
SECTION 14.01.  Indenture and Securities Solely Corporate Obligations.................................. 57

                       ARTICLE FIFTEEN.

                   MISCELLANEOUS PROVISIONS.
SECTION 15.01.  Provisions Binding on Company's Successors............................................. 57
SECTION 15.02.  Official Acts by Successor Corporation................................................. 57
SECTION 15.03.  Notices................................................................................ 58
SECTION 15.04.  Evidence of Compliance with Conditions Precedent....................................... 58
SECTION 15.05.  Legal Holidays......................................................................... 58
SECTION 15.06.  Trust Indenture Act to Control......................................................... 59
SECTION 15.07.  Communications by Holders with Other Holders........................................... 59
SECTION 15.08.  Governing Law.......................................................................... 59
SECTION 15.09.  Table of Contents and Headings......................................................... 59
SECTION 15.10.  No Security Interest Created........................................................... 59
SECTION 15.11.  Execution in Counterparts.............................................................. 59




EXHIBIT A -- FORM OF SECURITY


         THIS INDENTURE, dated as of December __, 1996 between TRANS-LUX CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and Continental Stock Transfer & Trust Company, as trustee (the "Trustee").







                                   WITNESSETH:

         WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its ___% Convertible Subordinated Securities Due 2006 (hereinafter sometimes referred to as the "Securities"), in the aggregate principal amount of up to $31,625,000 and, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and


         AND WHEREAS, all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or its authorized signatory as in this Indenture provided, and issued, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Securities have in all respects been duly authorized.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That in order to declare the terms and conditions upon which the Securities are, and are to be, authenticated, issued and delivered, and in consideration of the premises, of the purchases and acceptance of the Securities by the Holders thereof and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:


                                  ARTICLE ONE.

                                  DEFINITIONS.

         SECTION 1.01. Definitions. The terms in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the TIA, as amended, or which are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the TIA and in said Securities Act as in force as of the date of this Indenture.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified person, and (ii) Indebtedness secured by a lien encumbering any asset acquired by such specified Person. Acquired Debt shall be deemed to be incurred by such Person at the time of such merger, or upon the other Person becoming a Subsidiary or upon the acquisition of such asset.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, the term "control" when used with respect to any Person means the power, directly or indirectly, alone or together with others, to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any registrar, paying agent, conversion agent, co-registrar or agent for service of notices and demands.

         "Board of Directors" means the Board of Directors of the Company, the executive committee, if any, of such Board of Directors or any committee of such Board of Directors authorized to act on behalf of such Board of Directors with respect to the Indenture.

         "Business Day" or "Trading Day" means any day on which the banks in New York, New York are not authorized or required to be closed and on which the American Stock Exchange is open for trading and which is not a Saturday or Sunday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means, with respect to any person, any and all shares, interests, participations, warrants, options or other equivalents (however designated) of corporate stock or any other equity interest of such person.

         "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and which is not subject to redemption by the Company. However, subject to the provisions of Section 5.10, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock, par value $1.00 per share, of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company.

         "Company" means Trans-Lux Corporation, a Delaware corporation, and, subject to the terms of the Indenture, shall include its successors and assigns.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a wholly-owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Capital Stock).

         "corporation" means any corporation, voluntary association, joint stock association, business trust, or similar organization.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 2 Broadway, New York, New York 10004.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Disqualified Capital Stock" means, with respect to any person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity of the Securities.

         "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with a Sale of Assets (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) the Fixed Charges of such Person and its Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

         "Event of Default" means any event specified in Section 7.01, continued for the period of time, if any, therein designated.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the date of the Indenture, until such amounts are repaid, including all reimbursement obligations with respect to letters of credit outstanding as of the date of issuance of the Notes.

         "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, and discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or lien is called upon), (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, and (v) (without duplication of any of the foregoing) one-third of the aggregate rental obligations of such Person and its Subsidiaries for such period, whether paid or accrued, in respect of leases of real and personal property, whether or not such obligations are reflected as liabilities on the balance sheet of such Person and its Subsidiaries.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Indebtedness" means, with respect to the Company, any of the following (without duplication); (i) (a) any liability or obligation of the Company for borrowed money (including, without limitation, principal of and premium, if any, interest, fees, penalties, expenses, collection expenses, and other obligations in respect thereof, and, to the extent permitted by applicable law, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code whether or not allowed as a claim in such proceeding), whether or not evidenced by bonds, debentures, notes or other written instruments, and any other liability or obligation evidenced by notes, bonds, debentures or similar instruments (other than the Securities) whether or not contingent and whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, (b) any deferred payment obligation of the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument (excluding any obligation for trade payables or constituting the deferred purchase price of property or assets which is not evidenced by a note or similar instrument and which is unsecured), (c) any obligation of the Company for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under GAAP, (d) all obligations of the Company under interest rate and currency swaps, floors, caps, or similar arrangements intended to fix interest rate obligations or currency fluctuation risks, (e) all obligations of the Company evidenced by a letter of credit or any reimbursement obligation of the Company in respect of a letter of credit, (f) all obligations of others secured by a lien to which any of the properties or assets of the Company are subject (including, without limitation, leasehold interests and any intangible property rights), whether or not the obligations secured thereby have been assumed by the Company or shall otherwise be the Company's legal obligation and (g) all obligations of others of the kinds described in the preceding clauses (a), (b), (c), (d) or (e) assumed by or guaranteed by the Company and the obligations of the Company under guarantees of any such obligations; and (ii) any amendments, renewals, extensions, deferrals, modifications, refinancing and refunding of any of the foregoing. "Indebtedness" shall not include: (i) any indebtedness of the Company to any Subsidiary or to any Affiliate of the Company or any of the Subsidiaries,
(ii) any indebtedness incurred in connection with the purchase of goods, assets, materials or services in the ordinary course of business or representing amounts recorded as accounts payable, trade payables (which are unsecured), other current liabilities (other than for borrowed money) or deferred revenue and deposits of the Company on the books of the Company, (iii) any indebtedness of or amount owed by the Company to employees for services rendered to the Company, and (iv) any liability for federal, state, local or other taxes owing or owed by the Company.

         "Indenture" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

         "Independent Public Accountants" means any firm of certified public accountants of recognized national standing which is selected by the Board of Directors and is in fact independent.

         "Issuance Date" means the date of original issuance of the Securities.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Sale of Assets, and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Odd Lot Purchase Program" shall mean the redemption by the Company, up to the maximum aggregate amount of $250,000 in any fiscal year, of shares of the Common Stock.

         "Officer" means the Chairman of the Board, Vice Chairman, the President, any Vice President, the Treasurer, the Secretary or the Chief Financial Officer of the Company.

         "Officers' Certificate" when used with respect to the Company, shall mean a certificate signed by any two Officers or by an Officer and by any Assistant Treasurer or any Assistant Secretary of the Company. Each such certificate shall include the statements provided for in Section 15.04 if and to the extent required by the provisions of such Section .

         "Opinion of Counsel" means an opinion in writing, signed by legal counsel who may be an employee of, or of counsel to, the Company or may be other counsel, any such counsel to be reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 15.04 if and to the extent required by the provisions of such Section .

         "Outstanding," when used with reference to Securities, shall, subject to the provisions of Section 9.03, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

                           (a) Securities theretofore canceled by the Trustee or
                  delivered to the Trustee for cancellation;

                           (b) Securities or the payment or redemption of which
                  moneys in the necessary amounts shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Three provided or provision reasonably satisfactory to the Trustee shall have been made for giving such notice; and

                           (c) Securities in lieu of or in substitution for
                  which other Securities shall have been authenticated and delivered or Securities which have been paid pursuant to the terms of Section 2.08;

provided that Holders of Securities which cease to be outstanding by reason of clause (b) alone shall nevertheless be entitled to convert the same or any portion thereof until and including but not after the close of business on the last Business Day prior to the date fixed for redemption.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Permitted Junior Securities" means any securities provided for by a plan of reorganization or readjustment authorized by a court of competent jurisdiction in a reorganization proceeding in which the rights of holders of Senior Indebtedness are not altered without the consent of such holders, which consent is deemed to have been given if such holders, individually or as a class, approve such plan.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries; provided that, except in the case of Indebtedness of the Company issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, Indebtedness of a Subsidiary of the Company: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

         "Redemption Price", when used with respect to any Securities to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.

         A "Repurchase Event" shall occur if, after initial issuance of the Securities (i) any Person (including any syndicate or group deemed to be a "Person" under Section 13(d)(3) of the Exchange Act), other than the Company, any Subsidiary, any existing Person

(including, directly or indirectly, the immediate family (parents, spouse, children, brothers or sisters) of any such Person) who currently beneficially owns shares of the Company's capital stock with 50% or more of the voting power as described below, or any current or future employee or director benefit plan of the Company or any Subsidiary or any entity holding capital stock of the Company for or pursuant to the terms of such plan, or an underwriter engaged in a firm commitment underwriting in connection with a public offering of capital stock of the Company, is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors; (ii) the Company sells or transfers all or substantially all of the assets of the Company to another Person; (iii) there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger (a) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (b) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) or (c) a transaction in which the stockholders of the Company immediately prior to such transaction owned, directly or indirectly, immediately following such transaction, a majority of the combined voting power of the voting capital stock of the corporation resulting from the transaction, such stock to be owned by such stockholders in substantially the same proportion as their ownership of the voting stock of the Company immediately prior to such transaction); (iv) a change in the Board of Directors in which the individuals who constituted the Board of Directors at the beginning of the 24-month period immediately preceding such change (together with any other director whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or (v) the Common Stock is the subject of a "Rule 13e-3 transaction" as defined under the Exchange Act.

         "Responsible Officer," when used with respect to the Trustee, means an officer of the Trustee within the corporate trust department, including any vice president or trust officer of the Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Payment" shall mean, with respect to any Person, (i) the declaration or payment of any dividend or the occurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's Stock, excluding dividends from one Subsidiary to another or to the Company and excluding cash dividends by the Company which do not exceed $750,000 in the aggregate in any fiscal year, (ii) except for (A) the Odd Lot Purchase Program, (B) the purchase of shares of common stock of the Company in the aggregate amount of up to $750,000 in any fiscal year, and (C) in respect of the Stock Option Plans, any payment on account of the purchase, redemption, defeasance or other retirement of such Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, or (iii) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person in their capacity as Stockholders as opposed to employees, directors or consultants, provided, however, that no Event of Default exists or would be caused by the making of a Restricted Payment.

         "Sale of Assets" means (i) any sale, lease, conveyance or other disposition by the Company or any Subsidiary of the Company of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall not be a "Sale of Assets" but instead shall be governed by the provisions of Section 12.01 of this Indenture, or (ii) the issuance or sale of Capital Stock of any Subsidiary of the Company, in each case, whether in a single transaction or a series of related transactions, to any Person (other than to the Company).

         "Securities" means the securities that are authenticated and delivered under this Indenture.

         "Securityholder" or "Holder" or other similar terms, means any person in whose name a particular Security shall be registered on the books of the Company kept for that purpose in accordance with the terms hereof.

         "SEC" means the Securities and Exchange Commission.

         "Senior Indebtedness" means, with respect to the Company, any of the following (without duplication): (i) (a) any liability or obligation of the Company for borrowed money (including, without limitation, principal of and premium, if any, interest, fees, penalties, expenses, collection expenses, and other obligations in respect thereof, and, to the extent permitted by applicable law, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code whether or not allowed as a claim in such proceeding), whether or not evidenced by bonds, debentures, notes or other written instruments, and any other liability or obligation evidenced by notes, bonds, debentures or similar instruments (other than the Securities) whether or not contingent and whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, (b) any deferred payment obligation of the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument (excluding any obligation for trade payables or constituting the deferred purchase price of property or assets which is not evidenced by a note or similar instrument and which is unsecured), (c) any obligation of the Company for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles, (d) all obligations of the Company under interest rate and currency swaps, floors, caps, or similar arrangements intended to fix interest rate obligations or currency fluctuation risks, (e) all obligations of the Company evidenced by a letter of credit or any reimbursement obligation of the Company in respect of a letter of credit, (f) all obligations of others secured by a lien to which any of the properties or assets of the Company are subject (including, without limitation, leasehold interests and any intangible property rights), whether or not the obligations secured thereby have been assumed by the Company or shall otherwise be the Company's legal obligation and (g) all obligations of others of the kinds described in the preceding clauses (a), (b), (c), (d) or
(e) assumed by or guaranteed by the Company and the obligations of the Company under guarantees of any such obligations; and (ii) any amendments, renewals, extensions, deferrals, modifications, refinancing and refunding of any of the foregoing. "Senior Indebtedness" shall not include: (i) indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it (a) is junior in right of payment to the Securities or (b) ranks pari passu, in right of payment with the Securities, (ii) any repurchase, redemption or other obligation in respect of Disqualified Capital Stock, (iii) any indebtedness of the Company to any Subsidiary or to any Affiliate of the Company or any of the Subsidiaries, (iv) any indebtedness incurred in connection with the purchase of goods, assets, materials or services in the ordinary course of business or representing amounts recorded as accounts payable, trade payables (which are unsecured) other current liabilities (other than for borrowed money) or deferred revenues and deposits of the Company on the books of the Company (other than the current portion of any long-term indebtedness of the Company that but for this clause (iv) would constitute Senior Indebtedness),
(v) any indebtedness of or amount owed by the Company to employees for services rendered to the Company, (vi) any liability for federal, state, local or other taxes owing or owed by the Company and (vii) the Company's 9.5% subordinated debentures due 2012 and 9.0% convertible subordinated debentures due 2005.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02(w)(3) under Regulation S-X promulgated by the SEC as in effect on the Issuance Date.

        "Stock" shall mean all shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

        "Stock Option Plans" shall mean the 1989 Non-Employee Director Stock Option Plan, the 1992 Stock Option Plan and the 1995 Stock Option Plan.

         "Subsidiary" means a corporation of which more than 50% of the issued and outstanding stock entitled to vote for the election of directors (otherwise than by reason of default in dividends) is at the time owned or controlled, directly or indirectly, by the Company.

         "Trustee" means Continental Stock Transfer & Trust Company and, subject to the provisions of Article Eight hereof, shall also include its successors and assigns as Trustee hereunder.

         "TIA" means the Trust Indenture Act of 1939, as amended, as it was in force as of the date of this Indenture, and with respect to each supplemental indenture hereto, as it was in force as of the date of such supplemental indenture.

         SECTION 1.02.  Other Definitions.

Term                                              Defined in Section
----                                              ------------------

"Bankruptcy Law"                                           7.01

"Conversion Agent"                                         2.03

"Company Notice"                                           6.09

"Current Market Price"                                     5.04

"Custodian"                                                7.01

"Event of Default"                                         7.01

"Interest Payment Date"                                    2.04

"Non-payment Default"                                      4.03

"Paying Agent"                                             2.03

"Payment Blockage Period"                                  4.03

"Payment Default"                                          4.03

"Registrar"                                                2.03

"Regular Record Date"                                      2.04

"Repurchase Date"                                          6.09

"Repurchase Price"                                         6.09

"Senior Representative"                                    4.03

"Transaction"                                              12.01


         SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.

         The following terms used in the TIA to the extent applicable to this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company or any other obligor on the indenture securities.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.04.  Rules of Construction.

         Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof;

         (3)      "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5)      provisions apply to successive events and transactions; and

         (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                  ARTICLE TWO.

                 ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
                             EXCHANGE OF SECURITIES.

         SECTION 2.01.  Dating; Incorporation of Form in Indenture.

         The Securities and the Trustee's certificate of authentication, with respect thereto, shall be substantially in the form of Exhibit A, which is annexed hereto and which is incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture.

         SECTION 2.02.  Execution and Authentication.

         Two Officers shall sign the Securities for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

         A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.


         The Trustee shall authenticate Securities for original issue in the aggregate principal amount of $27,500,000, and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this Section 2.02, upon the execution of the Indenture and a written order or orders of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. Upon receipt by the Trustee of an Officers' Certificate stating that Southcoast Capital Corporation (the "Underwriter") has elected to purchase from the Company a specified aggregate principal amount of additional Securities, not to exceed $4,125,000 pursuant to Section 2 of the Underwriting Agreement, dated December __, 1996, among the Company and the Underwriters, the Trustee shall authenticate and deliver such specified aggregate principal amount of additional Securities to or upon the written order of the Company signed as provided in the immediately preceding sentence. Such Officers' Certificate may be received by the Trustee no later than January __, 1997, and in any event at least two full Business Days prior to the proposed date for delivery of such additional Securities. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.08.


         The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

         SECTION 2.03.  Registrar and Agents.

         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent"), an office or agency where Securities may be presented for conversion ("Conversion Agent"), and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional Paying Agents and one or more additional Conversion Agents. The Company or any Subsidiary may act as Registrar, co-Registrar, Paying Agent and/or Conversion Agent. The term "Paying Agent" includes any additional Paying Agent and the term "Conversion Agent" includes any additional Conversion Agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 8.07.

         The Company initially appoints the Trustee as a Registrar, a Paying Agent, a Conversion Agent and agent for service of notices and demands.

         SECTION 2.04.  Holders to be Treated as Owners; Payment of Interest.

         (a) The Company, the Paying Agent, the Registrar, the Trustee and any agent of the Company, the Paying Agent, the Registrar or the Trustee may deem and treat the person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Company, the Paying Agent, the Registrar nor the Trustee nor any agent of the Company, the Paying Agent, the Registrar or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, satisfy and discharge the liability for moneys payable upon any Security.

         (b) The Person in whose name any Security is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest, if any, payable on such date (an "Interest Payment Date") notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid in accordance with Section 2.12. The term "Regular Record Date" as used with respect to any Interest Payment Date for the Securities shall mean the date specified as such in the terms of the Securities.

         SECTION 2.05.  Paying Agent to Hold Money in Trust.

         On or prior to each Interest Payment Date or date on which payment of principal of the Securities is required, the Company shall provide immediately available funds to the Trustee acting as Paying Agent or with other Paying Agents upon notice to the Trustee a sum sufficient to pay such principal and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that it will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and to notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall on or before each due date of the principal of or interest on any Securities segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

         SECTION 2.06.  Securityholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of Securities (the "Note Register"). If the Trustee is not the Registrar, the Company or other obligor, if any, shall furnish to the Trustee at least two Business Days prior to each Regular Record Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities.

         SECTION 2.07.  Transfer and Exchange.

         When Securities are presented to the Registrar or a co-registrar with a request from the Holder of such Securities to register a transfer, the Registrar shall register the transfer as requested. Every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at the office or agency maintained for such purpose pursuant to Section 2.03.

         To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Securities evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Company may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.09, 3.03, 5.02, 6.09 or 11.04 (in which events the Company will be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Security for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not to be redeemed.

         SECTION 2.08. Mutilated, Destroyed, Lost or Stolen Securities. In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Security, bearing a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated Security or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case, the applicant for a substituted Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

         The Trustee shall authenticate any such substituted Security and deliver the same upon the written request or authorization of any Officer of the Company. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Security which has matured or is about to mature shall have become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish the Company, the Trustee and any Paying Agent with such security or indemnity as they may require to save each of them harmless and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

         Every substituted Security issued pursuant to the provisions of this
Section 2.08 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 2.09. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute and the Trustee shall authenticate and deliver temporary Securities (printed or lithographed). Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every such temporary Security shall be authenticated upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Securities. Without unreasonable delay the Company will execute and deliver to the Trustee definitive Securities and thereupon any or all temporary Securities may be surrendered in exchange therefor, at the office or agency to be maintained by the Company pursuant to
Section 2.03, and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities authenticated and delivered hereunder.

         SECTION 2.10. Cancellation of Securities. All Securities surrendered for the purpose of payment, redemption, conversion, exchange or transfer shall, if surrendered to the Company or any Paying or Conversion Agent, be delivered to the Trustee for cancellation, or if surrendered to the Trustee, shall be canceled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy canceled Securities and deliver its certificate of destruction to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

         SECTION 2.11. Benefits of Indenture Provisions. Nothing in this Indenture or in the Securities expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto, any Paying Agent, any Conversion Agent and the Holders of Securities and, to the extent provided in Article Four, the holders of Senior Indebtedness, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all the covenants, conditions or provisions contained in this Indenture or in the Securities being for the sole benefit of the parties hereto, any Paying Agent, any Conversion Agent and the Holders of the Securities and, to the extent provided in Article Four, the holders of Senior Indebtedness.

         SECTION 2.12.  Defaulted Interest.

         If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest (to the extent lawful) to the Persons who are Securityholders on a subsequent special record date. After the deposit by the Company with the Trustee of money sufficient to pay such defaulted interest, the Trustee shall fix a special record date and payment date. Each such special record date shall be not less than 10 days prior to such payment date. At least 15 days before the special record date, the Company shall mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. The Company may pay defaulted interest in any other lawful manner if, after prior notice to the Trustee, such payment shall be deemed practicable by the Trustee.

         SECTION 2.13.  CUSIP Number.

         The Company may use a "CUSIP" number when issuing the Securities and, if so, the Trustee may use the CUSIP number in notices of redemption or exchange as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.


                                 ARTICLE THREE.

                            REDEMPTION OF SECURITIES

         SECTION 3.01. Redemption Prices. The Company may, at its option, redeem all or from time to time any part of the Securities, on any date on or after December 1, 2001 and prior to maturity, upon notice as set forth in Section 3.02 and at the redemption prices (expressed in percentages of the principal amount) set forth in the form of Security herein, together with accrued interest to the date fixed for redemption (but installments of interest whose stated maturity is on or prior to the date fixed for redemption shall continue to be payable to the Holders of record on the Regular Record Date). Portions of such redemption prices in excess of 100% of the principal amount are sometimes herein referred to as the "premium" payable upon such redemption.

         SECTION 3.02. Notice of Redemption; Selection of Securities. Whenever the Company redeems Securities pursuant to this Article Three, it shall notify the Trustee of the date fixed for redemption and the principal amount of Securities to be redeemed. The notice shall be accompanied by an Officers' Certificate stating that the redemption complies with the provisions of this Indenture. The Company shall give each such notice at least 30 but not more than 60 days before the date fixed for redemption or such other period as the Company and the Trustee may agree.

         In case the Company shall desire to exercise its right to redeem all or, as the case may be, any part of the Securities in accordance with the right reserved so to do, notice of such redemption shall be given to the Holders of the Securities to be redeemed as hereinafter provided in this Section 3.02, such notice to be given by the Company or, at the Company's direction, by the Trustee in the name and at the expense of the Company. If the notice is to be given by the Trustee, the Company shall provide the Trustee with the information required in this Section 3.02.

         Notice of redemption shall be given by mailing to Holders of Securities to be redeemed in whole or in part a notice of such redemption by first class mail, postage prepaid, not less than 20 nor more than 65 days prior to the date fixed for redemption, to their last addresses as they shall appear upon the registry book. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. In any case, failure to duly give notice by mail, or any defect in the notice, to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of such Security or any other Security.

         The notice shall identify the Securities to be redeemed and shall state:

         (1)      the Redemption Date;

         (2)      the Redemption Price;

         (3)      the then current Conversion Price;

         (4)      the name and address of the Paying Agent and the Conversion
                  Agent;

         (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

         (6) that, unless the Company defaults in paying the Redemption Price, interest on Securities called for redemption ceases to accrue on and after the Redemption Date;

         (7) that the right to convert the Securities as provided in Article Five shall terminate at the close of business on the last Trading Day prior to the

                  Redemption Date (except that a Security which the Company is required to purchase pursuant to Section 6.09 hereof shall be convertible until the close of business on the last Trading Day prior to the Repurchase Date);

         (8) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and the bond number of such Security and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued;

         (9) that Holders who want to convert Securities must satisfy the requirements in paragraph 8 of the Securities;

         (10)     the CUSIP number, if any, of the Securities; and

         (11) the consequences to a Holder, if any, of converting a Security (or portion of a Security) prior to the next Interest Payment Date if the Redemption Date with respect to such Security occurs on or after such Interest Payment Date.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. If a CUSIP number is listed in such notice or printed on the Security, the notice may state that no representation is made as to the correctness or accuracy of such CUSIP number.

         If less than all of the Securities are to be redeemed, the Company shall give the Trustee written notice, at least 45 days (or such shorter period as may be acceptable to the Trustee) prior to the date fixed for redemption, as to the aggregate principal amount of the Securities to be redeemed, and thereupon the Trustee shall select, in such manner as it shall deem appropriate and fair (so long as such method is not prohibited by the rules of any securities exchange or market in which the Securities are then listed or quoted) from outstanding Securities, a principal amount of Securities equal to such aggregate principal amount of Securities to be redeemed and shall thereafter promptly notify the Company in writing of the Securities so to be redeemed and, if any such Securities are to be redeemed in part, the portions thereof to be redeemed.

         SECTION 3.03. Payment of Securities on Redemptions; Deposit of Redemption Price. If notice of redemption shall have been given as provided in
Section 3.02, such Securities or portions of Securities shall, unless theretofore converted into Common Stock pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place stated in such notice at the applicable Redemption Price and premium, if any, together with accrued and unpaid interest to the date fixed for redemption, and on and after such date fixed for redemption, unless the Company shall default in the payment of the Redemption Price, interest on the Securities so called for redemption shall cease to accrue. Moneys in the amount necessary for each redemption referred to in Section 3.01 shall be deposited with the Paying Agent by the Company on or prior to the date fixed for redemption. On presentation and surrender of such Securities at the place of payment specified in such notice, such Securities or the specified portions thereof shall (subject to the provisions of Article Four) be paid and redeemed at the applicable Redemption Price, together with accrued and unpaid interest thereon to the date fixed for redemption. Installments of interest whose stated maturity is on or prior to the date fixed for redemption shall continue to be payable to the Holders of such Securities on the relevant regular or special record dates according to their terms and the provisions of Section 2.03 of this Indenture.

         Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unredeemed portion of the Security so presented.

         The Company's obligation to deposit with the Paying Agent moneys in the amount necessary for the redemption of particular Securities or portions thereof called for redemption shall be reduced automatically by the amount of such moneys attributable to any of such called Securities or portions thereof which shall have been converted prior to the date such moneys are required to be deposited with the Paying Agent. Any moneys which shall have been deposited with the Paying Agent for redemption of Securities and which are not required for that purpose by reason of conversion of such Securities shall be repaid to the Company. The Paying Agent may in each case require evidence reasonably satisfactory to it of such conversion.


                                  ARTICLE FOUR.

                          SUBORDINATION OF SECURITIES.

         SECTION 4.01. Agreement that Securities to Be Subordinate. The Trustee acknowledges, the Company covenants and agrees, and each Holder of Securities issued hereunder by his acceptance thereof likewise covenants and agrees, that all payments of principal of, premium, if any, and interest on the Securities and all other monetary claims, including such monetary claims as may result from rights of repurchase or rescission, under or in respect of the Securities shall be subordinated in accordance with the provisions of this Article Four to the prior payment in full in cash of all amounts payable under all Senior Indebtedness of the Company.

         SECTION 4.02.  Liquidation; Dissolution; Bankruptcy.


         Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company:


                  (a) holders of all Senior Indebtedness then outstanding shall be entitled to receive payment in full in cash of all amounts owing with respect to all Senior Indebtedness before Securityholders shall be entitled to receive any payment on or with respect to the Securities; and

                  (b) until all Senior Indebtedness is paid in full in cash, any distribution to which Securityholders would be entitled but for this Article Four shall be made to holders of Senior Indebtedness as their interests may appear, except that the Securityholders may receive Permitted Junior Securities.

         The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of the properties and assets of the Company substantially as an entirety to another Person upon the terms and conditions set forth in Article Twelve shall not be deemed a liquidation, dissolution, winding up, reorganization, insolvency, receivership or similar proceeding of the Company for the purposes of this Section.

         SECTION 4.03.     Company Not to Make Payments with Respect
                                to Securities in Certain Circumstances.

                  (1) Unless Section 4.02 shall be applicable, upon the occurrence of any default in the payment of any obligation on or with respect to any Senior Indebtedness, whether with respect to scheduled payments or amounts due upon acceleration (a "Payment Default"), then no payment or distribution of any assets of the Company of any kind or character shall be made by the Company on account of principal of or premium, if any, or interest on the Securities or on account of the purchase, redemption or other acquisition of Securities or any of the obligations of the Company under the Securities unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full, immediately after which the Company shall resume making any and all required payments, including missed payments, in respect of its obligations under the Securities.

                  (2) Unless Section 4.02 shall be applicable, upon (1) the occurrence of any default (other than a Payment Default) relating to Senior Indebtedness which default, pursuant to the instrument governing such Senior Indebtedness, entitles the holders (or a specified portion of holders) of such Senior Indebtedness to accelerate the maturity of such

Senior Indebtedness (a "Non-payment Default") and (2) receipt by the Trustee and the Company from a holder of such Senior Indebtedness or from the trustee, agent or other representative designated in writing to the Trustee of any class or issue of Senior Indebtedness (the "Senior Representative") of written notice of such occurrence, no payment or distribution of any assets of the Company of any kind or character shall be made by the Company on account of principal of or premium if any, of interest on the Securities or on account of the purchase, redemption or other acquisition of Securities or on account of any of the other obligations of the Company under the Securities for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice unless and until the earlier to occur of the following events (subject to any blockage of payments that may then be in effect under subsection (1) of this
Section 4.03) (w) 179 days shall have elapsed since receipt of such written notice by the Trustee (provided such Senior Indebtedness shall theretofore not have been accelerated), (x) such Non-payment Default shall have been cured or waived in the manner required by the instrument relating to such Senior Indebtedness or shall have ceased to exist, (y) such Senior Indebtedness shall have been discharged or paid in full or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from either the Senior Representative initiating such Payment Blockage Period or the holders of the requisite amount of such issue of such Senior Indebtedness, immediately after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments, including missed payments, in respect of its obligations under the Securities. Only one Payment Blockage Period pursuant to such notice may be commenced with respect to the Securities during any period of 365 consecutive days. Successive Payment Blockage Periods based on successive Non-payment Defaults may be commenced; provided that no Nonpayment Default with respect to Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of any other Payment Blockage Period with respect to such Senior Indebtedness unless such event of default shall have been cured or waived for a period of not less than 180 consecutive days.

         Regardless of anything to the contrary herein, nothing shall prevent
(a) any payment by the Trustee to the Securityholders of amounts deposited with it pursuant to Article Thirteen or (b) any payment by the Trustee or Paying Agent as permitted by Section 4.13.

         SECTION 4.04. Payment Over of Proceeds in Certain Events. In the event that any payment or distribution of assets of the Company of any kind or character not permitted by Sections 4.02 or 4.03, whether in cash, property or securities, shall be received by the Trustee or Paying Agent, if any, or the Holders of the Securities before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of the holders of Senior Indebtedness and shall forthwith be paid over or delivered by the Trustee, such Paying Agent or such Holders of the Securities, as the case may be, directly to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or the Senior

Representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, for application to the payment of, all Senior Indebtedness remaining unpaid to the extent necessary to pay all obligations in respect of such Senior Indebtedness in full in cash in accordance with its terms, after giving effect to any other concurrent payment or distribution to the holders of such Senior Indebtedness. Both the Trustee and the Paying Agent shall be entitled to presume that any payment or distribution of assets of the Company is not prohibited by Section 4.02 or 4.03 unless a Responsible Officer of the Trustee or the Paying Agent receives notice of a default relating to Senior Indebtedness at least two Business Days before making a payment or distribution of such assets to the Holders.

         SECTION 4.05. No Waiver of Subordination Provisions. Without notice to or the consent of the Securityholders or the Trustee, the holders of Senior Indebtedness may at any time and from time to time, without impairing or releasing the subordination herein made, change the manner, place or terms of payments, or change or extend the time of payment of or renew or alter the Senior Indebtedness, or amend or supplement in any manner any instrument evidencing the Senior Indebtedness, any agreement pursuant to which the Senior Indebtedness was issued or incurred or any instrument securing or relating to the Senior Indebtedness; release any person liable in any manner for the payment or collection of the Senior Indebtedness; exercise or refrain from exercising any rights in respect of the Senior Indebtedness against the Company or any other person; apply any moneys or other property paid by any person or released in any manner to the Senior Indebtedness; or accept or release any security for the Senior Indebtedness.

         SECTION 4.06. Notice to Trustee of Specified Events; Reliance on Certificate of Liquidating Agent. The Company shall give prompt written notice to the Trustee and any Paying Agent of any fact known to the Company that would prohibit the making of any payment to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article.

         Upon any distribution of assets of the Company or payment by or on behalf of the Company referred to in this Article Four, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 4.03 are pending, and the Trustee and the holders of the Securities shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any such distribution to the Trustee or to the holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Four.

         SECTION 4.07. Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of

Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made or payment over made under this Article to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company, its creditors other than the holders of Senior Indebtedness and Securityholders, a payment or distribution by the Company on or on account of Senior Indebtedness, it being understood that the provisions of this Article Four are, and are intended, solely for the purpose of defining the relative rights of the Securityholders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

         SECTION 4.08. Obligation to Pay Not Impaired. Nothing contained in this Article Four or elsewhere in this Indenture, or in the Securities, is intended to or shall alter or impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities at the time and place and at the rate and in the currency therein prescribed, or to affect the relative rights of the Holders of the Securities and creditors of the Company other than the Holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the right, if any, under this Article Four of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         SECTION 4.09. Reliance by Senior Indebtedness on Subordination Provisions. Each Holder of a Security by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness (by its original terms or amendment thereof), whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in holding, such Senior Indebtedness. The subordination provisions in this Article Four may be enforced directly by the holders of Senior Indebtedness.

         SECTION 4.10. Subordination Not to Be Prejudiced by Certain Acts. No present or future holder of Senior Indebtedness shall be prejudiced in his right to enforce subordination of the indebtedness evidenced by the Securities by any act or failure to act in good faith by any such holder or by noncompliance by the Company with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

         SECTION 4.11. Trustee Authorized to Effectuate Subordination. Each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article Four and appoints the Trustee his attorney-in-fact for any and all such purposes including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, to file a claim for the unpaid balance of its Securities in the form required in said proceedings and to cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or proof, then the Holders of the Senior Indebtedness shall have the right to file and are hereby authorized to file an appropriate claim or proof for and on behalf of the Holders of said Securities.

         SECTION 4.12. Trustee's Relationship to Senior Indebtedness. Except for the Trustee's duty to hold cash, properties or securities in trust for the benefit of holders of Senior Indebtedness pursuant to Section 4.04 hereof, subject, however, to the final sentence thereof, the Trustee shall owe no fiduciary duty to the holders of Senior Indebtedness. The Trustee shall be entitled to all rights set forth in this Article Four in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         SECTION 4.13. Trustee and Paying Agents Not Chargeable with Knowledge Until Notice. Notwithstanding any of the provisions of this Article Four or any other provisions of this Indenture, the Trustee and any Paying Agent shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee or any Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent, as the case may be, shall have received written notice thereof from the Company or a holder of a Senior Indebtedness, or any trustee thereof, and, prior to the receipt of any such written notice, the Trustee and any other Paying Agent shall be entitled to assume that no such facts exist. If at least two Business Days prior to the date upon which the terms of any such moneys may become payable for any purpose (including, without limitation, the payment of either the principal of or the interest on any Security) a Responsible Officer of the Trustee or Paying Agent, as the case may be, shall not have received with respect to such moneys the notice provided for in this Section 4.13, then, anything contained herein to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after the commencement to such two Business Day period. Nothing contained in this Section 4.13 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 4.04.

         SECTION 4.14. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee, provided however, that Sections 4.12 and
4.13 shall not apply to the Company if it acts as a Paying Agent.

         SECTION 4.15. Trustee's Compensation Not Prejudiced. Nothing contained in this Article Four shall affect or subordinate the rights of the Trustee with respect to any fees, expenses or indemnities owing by the Company to the Trustee under this Indenture.


                                  ARTICLE FIVE.

                            CONVERSION OF SECURITIES.

         SECTION 5.01. Conversion Privilege; Conversion Price. A Holder of a Security may convert it into Common Stock at any time during the period stated in paragraph 8 of the Securities. The number of shares issuable upon conversion of a Security is determined as follows: (1) divide the principal amount to be converted by the conversion price (the "Conversion Price") in effect on the conversion date and (2) round the result to the nearest 1/100th of a share. The Company shall deliver to such Holder a check in lieu of any fractional share.

         The initial Conversion Price is stated in paragraph 8 of the Securities. The Conversion Price is subject to adjustment in accordance with
Section 5.04.

         SECTION 5.02. Manner of Exercising Conversion Privilege. To convert a Security a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practicable, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion and a check in lieu of any fractional share. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date.

         Except as provided below, no adjustment will be made on conversion of a Security for interest accrued thereon or for dividends on shares of Common Stock issued on conversion. If a Security is surrendered for conversion during the period after the close of business on any Regular Record Date for the payment of interest and before the opening of business on the corresponding Interest Payment Date, then (a) notwithstanding such conversion, the interest payable on such Interest Payment Date will be paid by check to the Person in whose name the Security is registered at the close of business on such Regular

Record Date, and (b) (excluding Securities or portions thereof called for redemption on a Redemption Date occurring after such Regular Record Date and on or prior to the fifth Business Day following such Interest Payment Date), when so surrendered for conversion, the Security shall also be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security then being converted; provided however, that if the Company shall default in the payment of said interest, said funds, if any shall be returned to the payor thereof. Securities (or portion of a Security) surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except Securities called for redemption on a Redemption Date within such period) must be accompanied by payment of an amount equal to the interest thereon which the registered Holder is to receive. In the case of any Securities that has been converted after any Regular Record Date but on or before the next Interest Payment Date, interest whose stated maturity is on such Interest Payment Date will be payable on such Interest Payment Date notwithstanding such conversion, and such interest will be paid to the Holder of such Securities on such Regular Record Date. Except as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion. No other payment or adjustment for interest or dividends will be made upon conversion.



         As promptly as practicable after the receipt of such notice and of such payment, if required, and the surrender of such Security as aforesaid, the Company shall issue and deliver, at the office or agency at which such Security is surrendered, to such Holder or on his written order, as specified therein, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Security (or specified portion thereof) in accordance with the provisions of this Article Five, and cash as provided in
Section 5.03 in respect of any fractional share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which notice, payment, if required, and proper endorsement or transfer, if required, shall have been received by the Company and such Security shall have been surrendered as aforesaid (unless such Holder shall have so surrendered such Security and shall have instructed the Company to effect the conversion on a particular date following such surrender and such Holder shall be entitled to convert such Security on such date in which case such conversion shall be deemed to be effected immediately prior to the close of business on such date) and at such time the rights of the Holder of such Security as such Securityholder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

         In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in principal amount equal to the unconverted portion of such Security.

         SECTION 5.03. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: (1) multiply the current market price (as defined in Section 5.04) on the Business Day next preceding the date of conversion of a full share by the fraction and (2) round the result to the nearest cent.

         If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of Securities (or specified portions thereof to the extent permitted hereby) so surrendered.

         SECTION 5.04. Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

                  (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Security been converted immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (a) the Holder of any Security thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in an Officers' Certificate filed with the Trustee and with any Conversion Agent) shall determine in good faith the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                  (b) In case the Company shall hereafter issue rights, warrants or options to holders of its outstanding shares of Common Stock generally entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share) less than the current market price per share (as determined pursuant to subsection
         (e) of this Section 5.04) of the Common Stock on the record date mentioned below, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are distributed, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, warrants or options. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities or the exchange of exchangeable securities actually issued).

                  (c) In case the Company shall hereafter distribute to holders of its outstanding Common Stock generally evidences of indebtedness, cash or other assets (including securities, but excluding those dividends, rights, warrants, options and distributions referred to above and excluding dividends and distributions paid exclusively in cash), then in each such case the Conversion Price of the shares of Common Stock shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the current market price per share (determined as provided in subsection (e) of this Section 5.04) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in an Officers' Certificate filed with the Trustee and with any Conversion Agent) of the portion of such evidences of indebtedness or assets (but not cash) so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  In any case in which this subsection (c) is applicable, subsection (b) shall not be applicable.

                  (d) In case the Company shall, (i) by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (excluding any cash portions of distributions referred to in (c) above or cash distribution upon a merger or consolidation to which Section
         5.10 applies) in an aggregate amount that, combined together with (a) all other such all-cash distributions made within the preceding 12 months in respect to which no adjustment has been made and (b) any cash and their fair market of other consideration paid or payable in respect of any tender offers by the Company for Common Stock concluding within the preceding 12 months in respect of which no adjustment has been made, exceeds 12.5% of the Company's market capitalization (defined as being the product of the current market price of the Common Stock times the number of shares of Common Stock then outstanding) on the record date for such distribution (as determined by the Board of Directors, whose determination shall be described in an Officers' Certificate filed with the Trustee and any Conversion Agent), and or (ii) purchase Common Stock pursuant to a tender offer made by the Company or any of its subsidiaries which involves an aggregate consideration that together with (a) any cash and the fair market value of any other consideration paid or payable in any other tender offer by the Company or any of its subsidiaries of Common Stock expiring within the 12 months preceding the expiration of such tender offer in respect of which no adjustment has been made (as determined by the Board of Directors, whose determination shall be described in an Officers' Certificate filed with the Trustee and any Conversion Agent) and (b) the aggregate amount of any such all-cash distributions referred to in
         (i) above to all holders of Common Stock within the 12 months preceding the expiration of such tender offer in respect of which no adjustments have been made, exceeds 12.5% of the Company's market capitalization on the expiration of such tender offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection (d) by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection
         (e) of this Section 5.04) of the Common Stock on the date of such effectiveness less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock (determined as aforesaid), such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

                  (e) For the purpose of any computation under subsections (b),
         (c) and (d) of this Section 5.04 or under Section 5.03, the "current market price" per share of Common Stock on any record date shall be deemed to be the average of the daily closing prices for the five consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the American Stock Exchange, or, if the shares of Common Stock are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market System (the "NMS") or any comparable system, or if the Common Stock is not quoted on the NMS or a comparable system, the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

                  (f) In any case in which this Section 5.04 shall require that an adjustment be made immediately following a record date, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee and any Conversion Agent of the certificate of Independent Public Accountants described in Section 5.05) issuing to the Holder of any Security converted after such record date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment.

                  (g) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided however, that any adjustments which by reason of this subsection (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5.04 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. Anything in this Section 5.04 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 5.04, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable; provided that in no event shall such Conversion Price be less than the par value of the Common Stock at the time such reduction is made. No adjustment to the Conversion Price pursuant to this Indenture shall reduce the Conversion Price below the then existing par value per share of Common Stock. The Company hereby covenants not to take any action to increase the par value per share of the Common Stock.

         No adjustment in the Conversion Price need be made for rights to purchase shares of Common Stock or issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                  (h) In the event that at any time as a result of an adjustment made pursuant to subsection (a) of this Section 5.04, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article Five.

                  (i) In addition to the foregoing adjustments, the Company will be permitted to make such reduction in the Conversion Price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend or distribution of stock or stock rights will not be taxable to the holders of the Common Stock. Any such reduction shall be described in an Officers' Certificate filed with the Trustee and any Conversion Agent.

         SECTION 5.05. Certificate Concerning Adjusted Conversion Price. Whenever the Conversion Price is adjusted as herein provided, (i) the Company shall promptly file with the Trustee and any Conversion Agent a certificate of a firm of Independent Public Accountants (who may be the regular accountants employed by the Company) setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment and (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company to the Securityholders in the same manner provided in Section 15.03. The Trustee and any Conversion Agent shall be under no duty or responsibility with respect to any such certificate or the certificate provided for in Section 5.10 except to exhibit the same from time to time to any Holder of a Security desiring an inspection of such certificate.

         SECTION 5.06.  Notice of Certain Corporate Action.  In case:

                  (a) the Company shall take any action which would require an adjustment in the Conversion Price pursuant to Sections 5.04(b), 5.04(c) or 5.04(d); or

                  (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

                  (c) there shall be any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Company is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Company is required, or any sale or transfer of all or substantially all of the assets of the Company; or

                  (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

         then the Company shall cause to be filed with the Trustee and any Conversion Agent, and shall cause to be given to the Securityholders, in the manner provided in Section 15.03, at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating
         (i) the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights is to be determined, or (ii) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subsection (a), (b), (c) or (d) of this
         Section 5.06.

         SECTION 5.07. Company to Provide Stock. The Company will at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting conversions of Securities, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Securities. For purposes of this Section 5.07, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding Securities shall be computed as if at the time of computation all outstanding Securities were held by a single Holder.

         The Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of Securities prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

         Prior to the delivery of any securities or other property, including cash, which the Company shall be obligated to deliver upon conversion of the Securities, the Company will endeavor to comply with all Federal and State laws and regulations thereunder governing the registration or qualification of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

         SECTION 5.08. Taxes on Conversions. The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

         SECTION 5.09. Covenant as to Stock. The Company covenants that all shares of Common Stock which may be delivered upon conversion of Securities will upon delivery be duly and validly authorized and issued and fully paid and non-assessable, free of all liens and charges imposed by the Company and not subject to any preemptive rights.

         SECTION 5.10. Provision in Case of Consolidation or Merger. Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger to which the Company is a party (other than a transaction in which the Company is the continuing corporation and which does not result in any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination)), or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustments under Section 5.04 but each Security then outstanding would, without the consent of any Holders of Securities, become convertible only into the kind and amount of securities, cash and other property which he would have owned or have been entitled to receive upon such consolidation, merger, statutory exchange, sale or conveyance had such Security been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance (assuming that as a holder of Common Stock, such Holder failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares) and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Article Five with respect to the rights and interests thereafter of the Holders of the Securities, to the end that the provisions set forth in this Article Five shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Securities. Any such adjustments shall be made by and set forth in a supplemental indenture executed by the Company and the Trustee and evidenced by a certificate of a firm of Independent Public Accountants (who may be the regular accountants employed by the Company), to that effect furnished to the Trustee; and any adjustment so approved shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.

         The above provisions of this Section 5.10 shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

         The Company shall give notice of the execution of such a supplemental indenture to the Holders of Securities in the manner provided in Section 15.03 within 30 days after the execution thereof.

         SECTION 5.11. Trustee's Disclaimer of Responsibility for Certain Matters. Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture proved to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion, or to comply with any of the covenants of the Company, or to fulfill any of the conditions, contained in this Article Five.


                                  ARTICLE SIX.

                      PARTICULAR COVENANTS OF THE COMPANY.

         SECTION 6.01. Payment of Principal, Premium and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (premium, if any) and interest on each of the Securities at the time and place and in the manner provided in the Securities. Principal of (and premium, if any) and interest on each of the Securities shall be considered paid on the date due if the Paying Agent (other than the Company, a Subsidiary thereof or any affiliate of any thereof) holds on that date, not later than 11:00 a.m. New York City time, immediately available funds designated for and sufficient to pay the installment. The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 6.02. Offices for Notices, Payments and Conversions. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the

Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

         SECTION 6.03. Paying Agents. (a) Any Paying Agent appointed by the Company other than the Trustee shall be a bank or trust company of the character and with the qualifications set forth in Section 8.10 and the Company covenants and agrees to enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. In addition, the Company covenants and agrees to cause such Paying Agent to execute and deliver to the Trustee an instrument in which it shall agree with the Trustee, subject to the provisions of this Section, (1) that such Paying Agent shall hold in trust for the benefit of the Securityholders all sums held by such Paying Agent for the payment of the principal of (or premium, if any) or interest on any of the Securities, (2) that such Paying Agent shall give to the Trustee notice of any failure by the Company (or any other obligor on the Securities) to make any payment of the principal of (or premium, if any) or interest on the Securities when the same shall be due and payable, and (3) at any time during the continuance of such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         (b) If the Company shall at any time act as its own Paying Agent, then on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, it will set aside and segregate and hold in trust for the benefit of the Holders of the Securities, a sum sufficient to pay such principal (and premium, if any) or interest so becoming due, and will notify the Trustee of any failure to take such action.

         (c) Anything in this Section 6.03 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay or cause to be paid to the Trustee all sums held in trust by it or any Paying Agent as required by this Section, such sums to be held by the Trustee upon the terms herein contained.

         (d) Anything in this Section 6.03 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 13.03 and 13.04 hereof.

         SECTION 6.04. Annual Review Certificate. The Company covenants and agrees to deliver to the Trustee, on or before a date not more than 95 days after the end of each fiscal year of the Company ending after the date hereof, a certificate from its principal executive officer, principal financial officer or principal accounting officer stating that he or she is familiar with the affairs of the Company stating that a review of the activities of the Company and of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant in this Indenture contained and is not in default in the performance and observance of any of the terms, provisions and conditions hereof (or, if the Company shall be in default, specifying all such defaults and the nature thereof of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of (or premium, if any) or interest on the Securities is prohibited.

         SECTION 6.05. Appointment to Fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 8.08, a Trustee, so that there shall at all times be a Trustee hereunder.

         SECTION 6.06. Further Instruments and Acts. The Company shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of this Indenture.

         SECTION 6.07. Payment of Taxes and Assessments. The Company shall, and shall cause each Significant Subsidiary to, pay all taxes, assessments and governmental charges lawfully levied or assessed upon it, its property, or upon any part thereof or upon its income or profits, or any part thereof, before the same shall become delinquent; provided that nothing in this Section 6.07 or elsewhere in this Indenture contained shall require the Company to pay any such tax assessment or governmental charge so long as the applicability or validity thereof shall be contested in good faith; and provided further, that neither the Company nor any Significant Subsidiary shall be required to pay any such taxes, assessments or charges, if in the judgment of the Board of Directors of the Company or such Significant Subsidiary, such payment shall no longer be advantageous to the Company or such Significant Subsidiary in the conduct of its business.

         SECTION 6.08. Maintenance of Corporate Existence. Except as otherwise provided or permitted pursuant to the other provisions of this Indenture, the Company shall maintain its corporate existence and right to carry on business and duly procure all necessary renewals and extensions thereof.

         SECTION 6.09. Repurchase Event. (a) In the event that a Repurchase Event occurs after initial issuance of the Securities, each Holder of Securities shall have the right (which right may not be waived by the Board of Directors or the Trustee) at the Holder's option, to require the Company to repurchase all of such Holder's Securities or any authorized denomination thereof, on the date (the "Repurchase Date") that is 45 calendar days after the date of the Company Notice (as defined below), at a price equal to 100% of the principal amount of such Securities to be repurchased (the "Repurchase Price"), together with accrued interest to the Repurchase Date in accordance with paragraph (b) of this
Section 6.09; provided however, that a Repurchase Event shall not be deemed to have occurred if the closing price per share of the Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately before the Repurchase Event shall equal or exceed 110% of the conversion price of such Securities in effect on each such Trading Day. A "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act, as in effect on the date of execution of the Indenture.

                  (b) Within 15 calendar days after a Repurchase Event, the Company shall mail a notice (the "Company Notice") to the Trustee and each Securityholder of record as of the date of the Repurchase Event stating:

                           (1) that a Repurchase Event has occurred and that
                  such Securityholder has the right to require the Company to repurchase all or any authorized denomination of such Securityholder's Securities at the Repurchase Price;

                           (2) the current Conversion Price, the date on which
                  the right to convert such Holder's Securities into Common Stock will expire and the place or places where such Securities may be surrendered for conversion;

                           (3)  the Repurchase Date;

                           (4) that Holders electing to have Securities or any
                  authorized denomination thereof purchased will be required (a) to surrender their Securities to the Paying Agent at the address specified in the Company Notice on or before the fifth Business Day preceding the Repurchase Date with the "Option of Holder to Elect Purchase" on the reverse thereof completed and
                  (b) to complete any form of letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                           (5) that Securities which have been surrendered to
                  the Paying Agent may be converted into Common Stock only to the extent that the Holder of such Securities withdraws his election to have such Securities purchased in accordance with the terms of this Section 6.09;

                           (6) that any Security not tendered or not accepted
                  for payment will continue to accrue interest;

                           (7) that, unless the Company defaults in paying the
                  Repurchase Price, any Security accepted for payment shall cease to accrue interest after the Repurchase Date; and

                           (8) a description of any other procedure which a
                  Holder must follow to exercise his right to have Securities repurchased.

         At the Company's request, the Trustee shall give the Company Notice in the Company's name and at the Company's expense, provided however, that the Company shall deliver to the Trustee, at least five days prior to the date upon which the Company Notice must be mailed to Securityholders (unless a shorter time shall be acceptable to the Trustee), an Officers' Certificate setting forth the information to be stated in such notice as provided in this Section 6.09. No failure of the Company to give the Company Notice shall limit any Securityholder's right to exercise the repurchase right herein described.

         The Trustee shall be under no obligation to ascertain or verify the occurrence of a Repurchase Event or to give notice with respect thereto other than as provided above upon receipt of the written notice of a Repurchase Event from the Company. The Trustee may conclusively presume, in the absence of written notice from the Company to the contrary, that no Repurchase Event has occurred.

         (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the price payable with respect to the Securities as to which the repurchase right had been exercised in cash to the Securityholder. In the event that a repurchase right is exercised with respect to less than the entire principal amount of a surrendered Security, the Company shall execute and the Trustee shall authenticate for issuance in the name of the Securityholder a Security or Securities in the aggregate principal amount of the unpurchased portion of such surrendered Security.

         (d) In connection with any repurchase of Securities under this Section 6.09, the Company shall (i) comply with Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act, if applicable,
(ii) file the related Schedule 13e-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Section 6.09 to be exercised in the time and in the manner specified in this Section 6.09.

         SECTION 6.10 SEC Reports. The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act, and within 15 days after it files all such reports, information and other documents with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee. The Company shall cause any quarterly and annual reports which it mails to its stockholders to be mailed to the Holders of the Securities.

         In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall prepare, for the first three quarters of each fiscal year, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-Q under the Exchange Act. The Company shall also prepare, on an annual basis, complete audited consolidated financial statements, including, but not limited to, a balance sheet, a statement of operations, a statement of cash flows and all appropriate notes. All such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied, except for changes with which the Company's Independent Public Accountants concur, and except that quarterly statements may be subject to year-end adjustments. The Company shall cause a copy of such financial statements to be filed with the Trustee and mailed to the Holders of the Securities within 60 days after the end of each of the first three quarters of each fiscal year and within 120 days after the close of each fiscal year. The Company shall also comply with the other provisions of TIA Section 314(a).

         SECTION 6.11 Restricted Payments. The Company shall not make any Restricted Payment to any Person and the Company shall not permit any Subsidiary or Affiliate to make any Restricted Payment other than to the Company.

         SECTION 6.12 Incurrence of Indebtedness and Issuance of Preferred Stock. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur"), after the date of issuance of the Notes, any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Capital Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock. Indebtedness consisting of reimbursement obligations in respect of a letter of credit will be deemed to be incurred when the letter of credit is first issued.

         The foregoing provisions will not apply to:

         (i) the incurrence by the Company and its Subsidiaries of Indebtedness represented by the Notes;

         (ii) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred (including, without limitation, Existing Indebtedness);

         (iii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries;

         (iv) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by performance bonds, standby letters of credit or appeal bonds, in each case to the extent incurred in the ordinary course of business of the Company or such Subsidiary; and

         (v) the incurrence by the Company of Indebtedness, which, together with all other Indebtedness outstanding as of the date of such incurrence, does not exceed (a) five times EBITDA for the last four full fiscal quarters ending immediately preceding such date, plus (b) $5.0 million.

                                 ARTICLE SEVEN.

             REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF
DEFAULT.

         SECTION 7.01.  Events of Default.  An "Event of Default" occurs if:

         (a) the Company defaults in the payment of the principal of or premium, if any, of any of the Securities as and when the same shall become due and payable either at maturity, upon redemption (including redemption and purchase pursuant to Section 6.09), by declaration or otherwise, and in each case whether or not such payment is prohibited by the provisions of Article Four; or

         (b) the Company defaults in the payment of any installment of interest upon any of the Securities as and when the same shall become due and payable and the default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article Four; or

         (c) the Company defaults in the payment of the Repurchase Price in respect of any Security on the Repurchase Date therefor, whether or not such payment is prohibited by the subordination provisions of Article Four; or

         (d) the Company fails to perform or breaches any other covenant or agreement in the Securities or in this Indenture and the default continues for the period and after the notice specified in the last paragraph of this Section 7.01; or

         (e) there shall have been entered a decree or order under any Bankruptcy Law by a court of competent jurisdiction that (A) is for relief in respect of the Company or any Significant Subsidiary under any Bankruptcy Law, or (B) appoints a Custodian of the Company or such Significant Subsidiary or of any substantial part of the property of the Company or such Significant Subsidiary, as the case may be, or (C) orders the winding-up or liquidation of the affairs of the Company or such Subsidiary, as the case may be, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (f) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case or proceeding with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (C) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of the Company or such Significant Subsidiary or for a substantial part of its properties or (D) makes a general assignment for the benefit of its creditors.

         The term "Bankruptcy Law" means Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law. The term "Custodian" means any receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official under any Bankruptcy Law.

         A Default under clause (c) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of such notice. The notice must specify the Default, demand that it be remedied and state the notice is a "Notice of Default." When a Default is cured, it ceases.

         SECTION 7.02. Acceleration. If any Event of Default (other than an Event of Default with respect to the Company specified in Sections 7.01(e) or
(f) above) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare to be due and payable immediately the principal amount of the

Securities plus accrued interest to the date of acceleration. Upon any such declaration, such amount shall be due and payable immediately. If an Event of Default with respect to the Company specified in Sections 7.01(e) or (f) above occurs, all unpaid principal and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if (x) all existing Events of Default, other than the non-payment of the principal of the Securities which shall have become due solely by such declaration of acceleration, shall have been cured or waived, (y) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration has been paid, and (z) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         SECTION 7.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         SECTION 7.04. Waiver of Defaults and Events of Default. Subject only to the provisions of Sections 7.07 and 11.02 hereof, the Holders of a majority in principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except
(a) a Default in payment of principal or interest on any Security as specified in clauses (a) and (b) of Section 7.01, (b) the right of Securityholders to redeem or convert their Securities or (c) in respect of a covenant or provision hereof which under Article Eleven cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         SECTION 7.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 7.03. The Trustee may refuse, however, to follow any direction that conflicts with law, the

Securities or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, that may involve the Trustee in personal liability or if the Trustee determines that it does not have adequate indemnification against any loss or expense; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         SECTION 7.06. Limitation on Suits. Except as provided in Section 7.07, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expenses;

(d) the Trustee does not comply with the request within 60 days after receipt of the notice, request and offer of indemnity; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Securities then outstanding.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         SECTION 7.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security (including the maturity date, the Redemption Date and the Repurchase Date), or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to convert the Security or to bring suit for the enforcement of such right shall not be impaired or affected without the consent of the Holder.

         SECTION 7.08. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the

Company or any other obligor on the Securities for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate borne by the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 7.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 8.07.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceedings.

         SECTION 7.10. Application of Money Collected by Trustee. Subject to the provisions of Article Four, any moneys collected by the Trustee or any Paying Agent pursuant to this Article Seven shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Securities, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

                  First: To the payment of all amounts due the Trustee under
         Section 8.07 hereof;

                  Second: To holders of Senior Indebtedness of the Company to the extent required by Article Four hereof;

                  Third: To the Securityholders for amounts owing and unpaid upon the Securities for principal (and premium, if any) and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee or Paying Agent) on overdue installments of interest at the rate borne by the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (and premium, if any) and interest, respectively; and

                  Fourth: To the Company or as a court of competent jurisdiction may direct.

         SECTION 7.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonably attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.11 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in aggregate principal amount of the Securities outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security against the Company on or after the due date expressed in such Security.

         SECTION 7.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 7.13. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 7.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Seven or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                 ARTICLE EIGHT.

                             CONCERNING THE TRUSTEE.

         SECTION 8.01.  Duties of Trustee.

         (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (2)  Except during the continuance of an Event of Default:

                  (a) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                  (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (1) This paragraph does not limit the effect of
                  paragraph (b) of this Section 8.01.

                           (2) The Trustee shall not be liable for any error in
                  judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (3) The Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this
         Section 8.01.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 8.02.  Rights of Trustee.  Subject to Section 8.01:

         (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section
15.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

         (3) The Trustee may act through Agents and shall not be responsible for the misconduct or negligence of any Agent appointed with due care.

         (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         SECTION 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, is subject to Sections 8.10 and 8.11.

         SECTION 8.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication or in any document used in the sale of the Securities other than any statement in writing provided by the Trustee for use in such document.

         SECTION 8.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Securityholders.

         SECTION 8.06. Reports by Trustee to Holders. If such report is required by TIA Section 313, within 60 days after each May 15 beginning with May 15, 1997, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and Section 313(c).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each national securities exchange on which the Securities are listed. The Company agrees to notify the Trustee whenever the Securities become listed on any national securities exchange.

         SECTION 8.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         Subject to the provisions of the following paragraph, the Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it in connection with its duties under this Indenture. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity and the Company may elect by written notice to the Trustee, and with the consent of the Trustee, to assume the defense of any such claim at the Company's expense with counsel reasonably satisfactory to the Trustee. If the Trustee shall not consent to the Company's assumption of the defense, the Company agrees to pay the reasonable costs and expenses of counsel retained to represent the Trustee.

         The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it through its negligence or bad faith. The Company shall not be liable for any settlement of any claim or action effected without the Company's consent, which consent shall not be unreasonably withheld or delayed.

         To secure the Company's payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 7.01(e) or (f) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         SECTION 8.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 8.08.

         The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company's written consent. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 8.10;

                  (b)  the Trustee is adjudged a bankrupt or an insolvent;

                  (c) a receiver or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company, and if a successor Trustee is not appointed within such period, the Holders shall no longer be permitted to appoint a successor Trustee to replace such successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall, upon payment of its charges, transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

         SECTION 8.09. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         SECTION 8.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $1,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

         SECTION 8.11. Preferential Collection of Claims Against Company. The Trustee is subject to and shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                  ARTICLE NINE.

                         CONCERNING THE SECURITYHOLDERS.

         SECTION 9.01. Action by Securityholders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article Ten, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.

         SECTION 9.02. Proof of Execution by Securityholders, Evidence of Holdings. Subject to the provisions of Sections 8.01 and 10.05, proof of the execution of any instrument by a Securityholder or his agent or proxy and proof of the holding by any person of any of the Securities shall be sufficient for any purpose of this Indenture if made in the following manner:

                  (a) The fact and date of the execution by any such person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

                  (b) The ownership of Securities shall be proved by the register of such Securities or by a certificate of the Security Registrar.

         The record of any Securityholders' meeting shall be proved in the manner provided in Section 10.06.

         The Trustee may require such additional proof of any matter referred to in this Section 9.02 as it shall deem necessary.

         SECTION 9.03. Company-owned Securities Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Securities have concurred in any direction or consent under this Indenture, Securities which are owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or such obligor shall be disregarded and deemed not to be outstanding for the purpose of any such determination, provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction or consent only Securities which the Trustee knows are so owned shall be so disregarded.

         SECTION 9.04. Revocation of Consents, Future Holders Bound. At any time prior to but not after the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security which is included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its office and upon proof of holding as provided in Section 9.02, revoke such action as far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities.


                                  ARTICLE TEN.

                           SECURITYHOLDERS' MEETINGS.

         SECTION 10.01. Purposes of Meetings. A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

                  (1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Seven;

                  (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Eight;

                  (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

                  (4) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

         SECTION 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 10.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, New York, as the Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to the Holders of Securities in the manner provided in Section 15.03. Such notice shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

         SECTION 10.03. Call of Meetings by Company or Securityholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders may determine the time and the place in The Borough of Manhattan, The City of New York, New York for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

         SECTION 10.04. Qualifications for Voting. To be entitled to vote at any meeting of Securityholders a person shall (a) be a Holder of one or more Securities; or (b) be a person appointed by an instrument in writing as proxy by a Holder of one or more Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         SECTION 10.05. Regulations. Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 10.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a majority vote of the meeting.

         Subject to the provisions of Section 9.03, at any meeting of Securityholders, each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him, provided however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice. At any meeting of Securityholders duly called pursuant to the provisions of Section 10.02 or 10.03, the presence of persons holding or representing Securities in an aggregate principal amount sufficient to take action on any business for the transaction of which such meeting was called shall constitute a quorum.

         SECTION 10.06. Voting. The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         SECTION 10.07. No Delay of Rights by Meeting. Nothing in this Article Ten contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.


                                 ARTICLE ELEVEN.

                            SUPPLEMENTAL INDENTURES.

         SECTION 11.01. Supplemental Indenture Without Consent of
Securityholders. The Company, when authorized by the resolutions of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

                  (a) to make provision with respect to the conversion rights of Holders of Securities pursuant to the requirements of Section 5.10;

                  (b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Twelve hereof;

                  (c) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Holders of the Securities as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

                  (d) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of the Holders of the Securities; and

                  (f) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA, or under any similar federal statute hereafter enacted.

         The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section
11.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 11.02.

         SECTION 11.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Section 9.01) of the Holders of not less than two-thirds in aggregate principal amount of the Securities at the time outstanding, the Company, when authorized by the resolutions of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided however, that no such supplemental indenture shall (i) change the stated maturity of the principal of, or any installment of interest on, any Security; (ii) reduce the principal amount of, or the premium or interest on, any Security; (iii) change the place of payment where, or currency in which, any Security or any premium or interest thereof is payable; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Security; (v) adversely affect the right to convert the Securities; (vi) adversely affect the right to cause the Company to repurchase the Securities; (vii) modify the subordination provisions in a manner adverse to the Holders of the Securities; (viii) reduce the above-stated percentage of Outstanding Securities necessary to modify or amend the Indenture; or (ix) reduce the percentage of aggregate principal amount of Outstanding Securities necessary for waiver of compliance with certain provision of this Indenture or for waiver of certain Defaults.

         Upon the request of the Company, accompanied by a copy of the resolutions of its Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Securityholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         SECTION 11.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article Eleven shall comply with the TIA as in effect on the date of execution thereof. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eleven this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 11.04. Notation on Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eleven may bear a notation in form approved by the Trustees as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and execution by the Company, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.

         SECTION 11.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. The Trustee, subject to the provisions of Section 8.01, may receive an Officers' Certificate and an Opinion of Counsel both conforming to
Section 15.04 as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Indenture.

                                 ARTICLE TWELVE.

                 CONSOLIDATION, MERGER AND SALE BY THE COMPANY.

         SECTION 12.01. When Company May Merge, Etc. Notwithstanding anything contained herein to the contrary, the Company may consolidate with or merge with, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to (each a "transaction"), another person; provided (i)(a) the Company is the surviving entity, or (b) the successor person (if other than the Company) formed by such consolidation or into which the Company is merged or to which such assets are sold, assigned, transferred, leased, conveyed or otherwise disposed is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and such corporation expressly assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; (ii) at the time of and immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; (iii) the Company or the surviving person (if other than the Company) (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase according to adjustments resulting from the transaction) greater than or equal to the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 6.12 and (iv) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel that all conditions precedent herein relating to such transaction have been complied with, and thereafter all obligations of the Company (if the Company is not the resulting, surviving or transferee person) shall terminate.

         SECTION 12.02. Successor Corporation Substituted. Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 12.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.

                                ARTICLE THIRTEEN.

           SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS.

         SECTION 13.01. Discharge of Indenture. If (a) there shall have been delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered), or (b)(1) all such Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable, or will become due and payable at their stated maturity within one year, or have been called for redemption, and the Company shall have irrevocably deposited with the Paying Agent, in trust, funds (except funds paid to the Company pursuant to Section 13.04) sufficient to pay at maturity or upon redemption all of such Securities (other than any Securities which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore delivered to the

Trustee for cancellation, including principal (and premium, if any) and interest, and such deposit shall be upon terms making such funds payable forthwith upon due presentation, whether before or after such date of maturity or redemption of such Securities, (2) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such trust funds will not be subject to any rights of holders of Senior Indebtedness, including without limitation, those arising under Article Four hereof, and (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with, and if in any such case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then (except as provided below) this Indenture shall cease to be of further effect, and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 15.04 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided however, that the Company's obligations under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 6.01, 6.02, 6.03, 8.07, 8.08, 13.04, 13.05 and
Article Five shall survive until the Securities are no longer outstanding.

         SECTION 13.02. Deposited Moneys to Be Held in Trust by Trustee. All moneys deposited with the Paying Agent pursuant to Section 13.01 shall be held in trust and, subject to the provisions of Section 13.04, applied by it to the payment, either directly or through any Paying Agent, to the Holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due thereon for principal and interest (and premium, if any).

         SECTION 13.03. Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent of the Securities (other than the Trustee) shall, upon demand of the Company, be repaid to it and thereupon the Paying Agent shall be released from all further liability with respect to such moneys.

         SECTION 13.04. Unclaimed Moneys. Any moneys deposited with the Trustee or any Paying Agent (including moneys held in trust by the Company if it shall act as its own Paying Agent) not applied but remaining unclaimed by the Holders of Securities for two years after the date upon which the principal of (and premium, if any) or interest on such Securities shall have become due and payable shall be repaid to the Company by the Trustee or such Paying Agent on demand, or if held in trust by the Company may at the Company's option be released from such trust; and the Holder of any of the Securities entitled to receive such payment shall thereafter look only to the Company, as the holder of a general claim, for the payment thereof, provided however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be mailed to each such holder a notice that said moneys have not been so applied and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Company.

         SECTION 13.05. Reinstatement. If the Trustee or a Paying Agent is unable to apply any moneys in accordance with Section 13.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 13.01 until such time as the Trustee or such Paying Agent is permitted to apply all such moneys in accordance with Section 13.01; provided however, that if the Company has made any payment of principal or interest on any of the Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Securities to receive such payment from moneys held by the Trustee or such Paying Agent.


                                ARTICLE FOURTEEN.

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS.

         SECTION 14.01. Indenture and Securities Solely Corporate Obligations. No recourse for the payment of the principal or premium or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or an successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.


                                ARTICLE FIFTEEN.

                            MISCELLANEOUS PROVISIONS.

         SECTION 15.01. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 15.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

         SECTION 15.03. Notices. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities on the Company may be given or served by being deposited, first class postage prepaid, in a United States post office letter box addressed (until another address is filed by the Company with the Trustee) to Trans-Lux Corporation, 110 Richards Avenue, Norwalk, Connecticut 06856, Attn:
Chief Executive Officer. Any notice, direction, request, or demand by any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the principal office of the Trustee, addressed to the attention of its Corporate Trust Department.

         Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or the Company to or on the Holders of Securities shall be given or served by first-class mail, postage prepaid, addressed to the Holders of such Securities at their last addressed as the same appear on the registry books referred to in Section 2.03, and any such notice shall be deemed to be given or served by being deposited in a post office letter box in the form and manner provided in this Section 15.03.

         SECTION 15.04. Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he had made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         SECTION 15.05. Legal Holidays. In any case where the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security or the last day on which a Securityholder has the right to convert his Security at a particular

Conversion Price shall not be a Business Day, then payment of interest or principal (and premium, if any) or conversion of the Securities need not be made on such date but may be made on the next succeeding Business Day, with the same force and effect as if made on the date of such maturity or the date fixed for redemption or such last day for conversion, and, in the case of payment, no interest shall accrue for the period from and after such date.

         SECTION 15.06. Trust Indenture Act to Control. The provisions of
Section 310 to and including Section 317 of the TIA that imposes duties on any person (including any such provisions automatically deemed included in an indenture by the TIA) are a part of and govern this Indenture. If any provision hereof limits, qualifies or conflicts with any of such duties imposed by operation of such provisions of the TIA, the applicable provisions of the TIA and duties imposed thereby shall control.

         SECTION 15.07. Communications by Holders with Other Holders. A Securityholder may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 15.08. Governing Law. This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without giving effect to such State's conflicts of law principles.

         SECTION 15.09. Table of Contents and Headings. The table of contents, titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 15.10. No Security Interest Created. Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located.

         SECTION 15.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         The Trustee hereby accepts the trusts in this Indenture declared and provided, upon terms and conditions hereinabove set forth.

         IN WITNESS WHEREOF, Trans-Lux Corporation has caused this Indenture to be signed and acknowledged by its Chairman, its Vice Chairman, its President, or one of its vice presidents, and its corporate seal to be affixed hereunto, and the same to be attested by its secretary or one of its assistant secretaries, and Continental Stock Transfer & Trust Company has caused this Indenture to be signed and acknowledged by its President or one of its vice presidents, has caused its corporate seal to be affixed hereunto, and the same to be attested by one of its Responsible Officers, as of the day and year first written above.

                                    TRANS-LUX CORPORATION


                                    By ________________________________
                                         Name:
                                         Title:

Attest:


___________________________________
                  Secretary

                                    CONTINENTAL STOCK TRANSFER &
                                    TRUST COMPANY,
                                    As Trustee


                                    By ________________________________
                                         Name:
                                         Title:

Attest:


___________________________________
Trust Officer/Assistant Secretary

                                                                       EXHIBIT A

                              TRANS-LUX CORPORATION

                  _____% Convertible Subordinated Note due 2006

        TRANS-LUX CORPORATION, a Delaware corporation, promises to pay to or registered assigns,
the principal sum of _____________________________ Dollars, on December 1, 2006.

                  Interest Payment Dates:  June 1 and December 1
                           Regular Record Dates:  May 15 and November 15

                  Additional provisions of this Security are set forth on other side of this Security.

                  IN WITNESS WHEREOF, TRANS-LUX CORPORATION has caused this instrument to be duly signed.

                                                TRANS-LUX CORPORATION


                                                By:      ____________________
                                                         Chairman of the Board

CERTIFICATE OF AUTHENTICATION          By:      ____________________
                                                      Secretary
Continental Stock Transfer
& Trust Company,
as Trustee, certifies that
this is one of the Securities
referred to in the within
mentioned Indenture.

Continental Stock Transfer &
Trust Company, as Trustee


By:  __________________________

Authorized Signatory

Dated:

                  1. Interest. TRANS-LUX CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at _____% per annum from and including the date of issuance of this Security to maturity or earlier redemption. The Company will pay interest semi-annually on June 1 and December 1 of each year commencing June 1, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by this Security, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders of the Securities at the close of business on the May 15 or November 15 next preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address.

                  3. Registrar and Agents. Initially, Continental Stock Transfer & Trust Company will act as the Registrar, the Paying Agent, the Conversion Agent and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent, Conversion Agent and agent for service of notices and demands without the prior consent of the Holders but upon notice to the Holders. The Company or any of its Subsidiaries may act as Registrar, co-registrar, Paying Agent or Conversion Agent.

                  4. Indenture; Limitations. The Company issued the Securities under an Indenture dated as of December __, 1996 (the "Indenture") between the Company and Continental Stock Transfer & Trust Company (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said Act for a statement of such terms. The Securities are general unsecured obligations of the Company limited to $31,625,000 principal amount.

                  5. Optional Redemption by the Company. The Company may, at its option, redeem the Securities, in whole or from time to time in part, on any date after December 1, 2001, at the following redemption prices, expressed as percentages of the principal amount, if redeemed during the 12 months beginning December 1, of the years indicated below:

Year                                                          Percentage

2001.................................                             %

2002.................................

2003.................................

2004.................................


thereafter and at maturity at 100% of principal, together in the case of any such redemption with accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date).

                  6. Notice of Redemption. Notice of redemption will be mailed at least 25 days but not more than 65 days before the Redemption Date to each Holder to be redeemed at such Holder's address appearing in the Note Register. Securities in denominations larger than $1,000 principal amount may be redeemed in part, but only in an amount of $1,000 principal amount or integral multiples thereof. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. On and after the Redemption Date, interest ceases to accrue on Securities or portions of them called for redemption.

                  7. Repurchase Event. In the event of a Repurchase Event (as hereinafter defined) each Holder of Securities shall have the right (which right may not be waived by the Board of Directors or the Trustee) at the Holder's option, to require the Company to repurchase all of such Holder's Securities, or any portion thereof that is an integral multiple of $1,000, on the date (the "Repurchase Date") that is 45 calendar days after the date of the Company Notice (as defined below), at a price equal to 100% of the principal amount of such Securities to be repurchased (the "Repurchase Price"), together with accrued interest to the Repurchase Date; provided however, that a Repurchase Event shall not be deemed to have occurred if the closing price per share of the Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately before the Repurchase Event shall equal or exceed 110% of the Conversion Price of such Securities in effect on each such Trading Day. A "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act, as in effect on the date of execution of the Indenture. A Repurchase Event shall be deemed to have occurred at such time after initial issuance of the Securities if: (i) any Person (including any syndicate or group deemed to be a "Person" under Section 13(d)(3) of the Exchange Act), other than the Company, any Subsidiary, any existing Person (including, directly or indirectly, the immediate family (parents, spouse, children, brothers or sisters) of any such

Person) who currently beneficially owns shares of the Company's capital stock with 50% or more of the voting power as described below, or any current or future employee or director benefit plan of the Company or any Subsidiary or any entity holding capital stock of the Company for or pursuant to the terms of such plan, or an underwriter engaged in a firm commitment underwriting in connection with a public offering of capital stock of the Company, is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors; (ii) the Company sells or transfers all or substantially all of the assets of the Company to another Person; (iii) there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger
(a) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (b) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) or (c) a transaction in which the stockholders of the Company immediately prior to such transaction owned, directly or indirectly, immediately following such transaction, a majority of the combined voting power of the voting capital stock of the corporation resulting from the transaction, such stock to be owned by such stockholders in substantially the same proportion as their ownership of the voting stock of the Company immediately prior to such transaction); (iv) a change in the Board of Directors in which the individuals who constituted the Board of Directors at the beginning of the 24-month period immediately preceding such change (together with any other director whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or (v) the Common Stock is the subject of a "Rule 13e-3 transaction" as defined under the Exchange Act.

                  8. Conversion. Beginning 60 days following the date of initial issuance of the Securities, a Holder of a Security may convert such Security into Common Stock of the Company at any time before the close of business on December 1, 2006. If the Security is called for redemption or delivered for repurchase, the Holder may convert it at any time before the close of business on the last Business Day prior to the Redemption Date or the Repurchase Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase. The initial Conversion Price is $__.__ per share, subject to adjustment in certain events as set forth in the Indenture. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the Conversion Price in effect on the conversion date and then round to the nearest 1/100th share. The Company will deliver a check for any fractional share.

                  To convert a Security, a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to the Conversion Agent or Registrar, (3) furnish appropriate endorsements and transfer documents if required by the

Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. Securities (or portion of a Security) surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except Securities called for redemption on a Redemption Date within such period) must be accompanied by payment of an amount equal to the interest thereon which the registered Holder is to receive. In the case of any Securities that have been converted after any Regular Record Date but on or before the next Interest Payment Date, interest whose stated maturity is on such Interest Payment Date will be payable on such Interest Payment Date notwithstanding such conversion, and such interest will be paid to the Holder of such Note on such Regular Record Date. Except as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion. No other payment or adjustment for interest or dividends will be made upon conversion.

                  If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

                  9. Subordination. This Security is subordinated to all existing and future Senior Indebtedness of the Company as defined in the Indenture. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid in cash before any payment may be made to any Holders of Securities. Any Securityholder by accepting this Security agrees to the subordination and authorizes the Trustee to give it effect.

                  In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

                  10. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption in whole or in part or register the transfer of or exchange any Securities for a period of 15 days before the first mailing of a Redemption Notice of Securities to be redeemed.

                  11. Persons Deemed Owners. The registered Holder of a Security shall be treated as the owner of it for all purposes.

                  12. Unclaimed Money. If money for the payment of principal or interest on any Securities remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders may look only to the Company for payment.

                  13. Merger or Consolidation. The Company may not consolidate with, or merge into, or transfer or lease all or substantially all of its assets to, another person unless: the person is a corporation; such corporation assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; at the time thereof and after giving effect to the transaction no Default or Event of Default shall exist; and certain other conditions set forth in the Indenture are satisfied.

                  14. Discharge Prior to Redemption or Maturity. The Indenture will be discharged and canceled except for certain sections thereof upon payment of funds sufficient to pay principal and interest due on such payment or redemption of all Outstanding Securities.

                  15. Amendment and Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least two-thirds in principal amount of the Securities then outstanding and any existing Event of Default may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Securityholder, the Company may amend the Indenture or the Securities to, among other things, provide for uncertificated Securities, to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Securityholder.

                  16. Successors. When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

                  17. Defaults and Remedies. If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of Securities may declare all the Securities to be due and payable in the manner and with the effect provided in the Indenture, and upon any such declaration such principal and accrued interest shall become due and payable immediately. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Company is required to file periodic reports with the Trustee as to the absence of Default. An Event of Default is: the Company defaults in the payment of the principal of or premium, if any, of any of the Securities as and when the same shall become due and payable either at maturity, upon redemption; the Company defaults in the payment of any installment of interest upon any of the Securities as and when the same shall become due and payable and the default continues for a period of 30 days; the Company defaults in the payment of the

Repurchase Price in respect of any Security on the Repurchase Date therefor, whether or not such payment is prohibited by the subordination provisions of the Indenture; or the Company fails to perform or breaches any other covenant or agreement in the Securities or in the Indenture and the default continues for 60 days after receipt by the Company of notice in accordance with the Indenture.

         18. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

                  19. No Recourse Against Others. No stockholder, director, officer or incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

                  20. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

                  21. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. It also will furnish the text of this Security in larger type. Requests may be made to: Trans-Lux Corporation, 110 Richards Avenue, Norwalk, Connecticut 06856.

                                 ASSIGNMENT FORM


If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

                      (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)

                      ___________________________________

                      ___________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________

______________________________________________________ agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.



Date:___________________________________________________________________________

Your signature:_________________________________________________________________
                           (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:____________________________________________________________
                              THE SIGNATURE(S) SHOULD BE GUARANTEED BY     AN
                           ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                           STOCKBROKERS, SAVINGS AND LOAN
                           ASSOCIATIONS AND CREDIT UNIONS WITH
                           MEMBERSHIP IN AN APPROVED SIGNATURE
                           GUARANTEE MEDALLION PROGRAM), PURSUANT     TO
                           S.E.C. RULE 17Ad-15.

                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:
                                      ----
                                     /    /
                                      ----
To convert only part of this Security, state the principal amount to be converted (which must be a minimum of $1,000 or any multiple thereof):
                            _________________________

                                        $

                            _________________________

If you want the stock certificate made out in another person's name, fill in the form below:

                      (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)

                      ___________________________________

                      ___________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

________________________________________________________________________________

Date:___________________________________________________________________________

Your signature:_________________________________________________________________
                           (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:____________________________________________________________
                           If you want the stock certificate made out in another person's name, please have your signature guaranteed by by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 6.09 of the Indenture, check the box:

                                       ----
                                      /   /
                                      ----

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 6.09 of the Indenture, state the amount:


___________________________________
(in an integral multiple of $1,000)


Date:_______________            Signature(s): __________________


                                         _______________________________________
                                         (Sign exactly as your name(s) appear(s)
                                          on the other side of this Security)



Signature(s) guaranteed by:_____________________________________________________
                                      THE SIGNATURES SHOULD BE GUARANTEED
                                BY AN ELIGIBLE GUARANTOR INSTITUTION
                                (BANKS, STOCKBROKERS, SAVINGS AND
                                LOAN ASSOCIATIONS AND CREDIT UNIONS
                                WITH MEMBERSHIP IN AN APPROVED
                                SIGNATURE GUARANTEE MEDALLION
                                PROGRAM), PURSUANT TO S.E.C. RULE
                                      17Ad-15.